Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-146340, 333-172619, 333-183053 and 333-187224) of athenahealth, Inc. of our report, dated April 5, 2013, relating to the financial statements of the real estate commonly known as Arsenal on the Charles, which appears in this Current Report on Form 8‑K/A of athenahealth, Inc. dated July 26, 2013.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2013